EXHIBIT 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT is made this  1st  day of ___ July __, 2013, by and between PHARMAGEN, INC., (hereinafter referred to as the “Company"), and BRADLEY PEGANOFF (hereinafter referred to as the "Consultant").

EXPLANATORY STATEMENT

A. The Company is meeting the demands of the health provider market as a distributor of specialty drugs, compounding and admix pharmacy and producer of over-the-counter ("OTC") branded multivitamins to the healthcare provider market.

B. The Company also  manufactures and distributes over-the-counter ("OTC") branded health supplements.

C. The Company's operations are conducted through its wholly-owned subsidiaries, Pharmagen Distribution, LLC and Pharmagen Laboratories, Inc. (collectively, the "Subsidiaries").

D. The Consultant has experience in (i) working  with State and local government agencies to obtain approvals for the Company's business (ii) assisting operating businesses in relocation (including, as appropriate, negotiations with State and local authorities and (iii) generally developing the relationships necessary for the Company to expand and maintain its business.

E. Company desires to engage the services of the Consultant to assist in the operation of the business.

NOW,  THEREFORE, in  consideration of  their  mutual  agreements and  covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in further consideration of the affixation by the parties of their respective seals hereinbelow, the parties agree as follows:

1.  Consulting Services.

1.1. The Consultant agrees that for a period of three (3) years beginning on the date of this Agreement, he will perform consulting services for the Company, and will be reasonably available during regular business hours to advise, counsel and inform designated officers and employees of the Company about the industry, government agencies and policies, business, budgeting,  expenses, marketing and other aspects of or concerning the Company's business about which the Consultant has knowledge or expertise.
1.2. The Consultant shall render services to the Company as an independent contractor, and not as an employee.  The Consultant, rather than the Company, shall have ultimate control over the scope and details of the Consultant's activities pursuant to this Agreement; however, all services rendered by the Consultant on behalf of the Company shall be performed to the best of the Consultant's ability.

1.3. The Consultant shall have no right or authority at any time to make any contract or binding promise of any nature on behalf of the Company, either oral or written, without the consent of an authorized representative of the Company.

2. Non-Competition Agreement.

2.1. During the term of this Agreement, without the Company’s prior consent, Consultant shall not engage in any of the following activities.

2.1.1. Directly or indirectly, as a principal, partner, shareholder, agent, director, employee, consultant, or in any other capacity whatsoever, engage, participate, invest (other than in a publically traded company) or become interested in, affiliated or connected with, render services to, or, in exchange for any compensation or remuneration, direct or indirect, furnish any aid, assistance or advice to any person, corporation, firm or other organization engaged in, a business that is competitive with the business that is conducted by the Company.

2.1.2. Interfere, directly or indirectly, with the conduct of the business of the Company.

2.1.3. Directly or indirectly, as a principal, partner, shareholder, agent, director, employee, consultant, or in any other capacity whatsoever, employ, retain, or enter into any employment, agency, consulting or other similar arrangement with, any person who, within the three month period prior to such employment, was an employee of the Company, or of a Subsidiary.

2.2. The Consultant and the Company acknowledge and agree  that (i) the restrictions set forth in this Section 2 are reasonable in terms of scope, duration, geographic area, and otherwise,  and (ii) the protections afforded  to the Company, hereunder are necessary  to protect their legitimate business interests.

3.  Compensation.

3.1. Consideration. In consideration for the services to be rendered hereunder and the agreement not to compete with the Company, the Consultant shall be paid 5,000,000 shares of the Company's authorized but unissued treasury stock.  Such stock shall be unrestricted (except as set forth herein) other than as to the requirement as to Rule 144.

3.2.  Time of Payment. The payments described in Section 3. shall be made to the Consultant at any time upon Consultant’s request following execution hereof, provided that a portion of such shares shall be subject to repurchase and retirement by the Company (a "forfeiture") on the following terms and conditions:

A. The Shares subject to forfeiture shall be a number of shares equal to the following formula:

5,000,000 * (3 - the number of full calendar years remaining on the Term)

B. The Executive shall make a section 83(b) election for the stock. The parties hereto agree that the current value of the stock is $150,000, and same shall be used on the 83(b) election.

C. The Purchase Price for such forfeited shares shall be $.03/share.

D. The Executive nominates the President of the Company as his attorney-in-fact (which designation is coupled with an interest and cannot be terminated) to execute any documents necessary to effect the repurchase and retirement of the Shares subject to forfeiture.

E. The Executive shall not pledge or transfer any stock subject to forfeiture unless specifically agreed to by the Company or unless such transferee acknowledges that such shares are subject to forfeiture on the terms set forth herein.

4. Prior Restriction. The Consultant represents and covenants to the Company that the Consultant is not subject to, or bound by, any agreement which sets forth or contains a restrictive covenant, the existence or enforcement of which would in any way restrict or hinder the Consultant from performing the services on behalf of the Company that he is herein agreeing to perform.

5. Assignment. This Agreement is personal to the Consultant and may not be assigned in any way by him except as may be agreed to in writing by the Company. Subject to the foregoing, the rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the heirs, legatees, successors and permitted assigns of the Consultant, and upon the successors and assigns of the Company.

6. Default.

6.1. In the event the Consultant commits any material violation of the provisions of this Agreement, the Company's sole remedy shall be the forfeiture of the stock to the extent set forth herein.

7. Severability and Reformation. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and shall not be affected by the illegal, invalid, or unenforceable provision, or by its severance.  Without limiting the generality of the foregoing, if a court should determine that any of the restrictions contained in Section 2 are unreasonable in terms of scope, duration, geographic area or otherwise, such provision shall be reformed to the extent necessary such that such restriction shall be rendered enforceable.

8. Notices.  Any notices required by this Agreement shall (i) be made in writing and mailed by certified mail, return receipt requested, with adequate postage prepaid, (ii) be deemed given when so mailed, (iii) be deemed to be received by the addressee within ten (10) days after given or when the certified mail receipt for such mail is executed, whichever is earlier, and (iv) in the case of the Company, be mailed to its principal office, or in the case of the Consultant, be mailed to the last address that the Consultant has given to the Company.

9. Miscellaneous.

9.1. This Agreement may not be amended except by a written instrument signed and delivered by the parties hereto.

9.2. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof, and all other agreements relating to the subject matter hereof are hereby superseded.

9.3. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland.

IN WITNESS WHEREOF, the parties have executed, under seal, this Consulting Agreement as of the day and year first above written.

ATTEST:		PHARMAGEN, INC.

/s/ unknown	By:	(SEAL)

WITNESS:

/s/ unknown		(SEAL)
BRADLEY PEGANOFF